AGENCY AGREEMENT

         THIS AGREEMENT made the ___ day of ________, 1998, by and between INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"), and MENTOR FUNDS, a Massachusetts business trust, having its principal place of business at 901 East Byrd Street, Richmond, Virginia 23219 on behalf of each of Mentor Institutional Money Market Portfolio, Mentor Institutional U.S. Government Money Market Portfolio, and Mentor Institutional Tax- Exempt Money Market Portfolio (A reference to "Fund" shall be to Mentor Funds on behalf of each such Portfolio, severally and not jointly).:

                                   WITNESSETH:
         WHEREAS, Mentor Funds desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent for each Fund, and IFTC desires to accept such appointment;
         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Documents to be Filed with Appointment.
         In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents, upon request:

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         A.       A certified copy of the resolutions of the Trustees of Mentor
                  Funds appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of

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                  this Agreement,  and designating certain persons to sign share certificates, if any, and give written instructions and requests on behalf of Fund;
         B. A certified copy of the Agreement and Declaration of Trust of Mentor Funds and all amendments thereto,:
         C.       A certified copy of the Bylaws of Mentor Funds;
         D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.
         E. Specimens of all forms of outstanding share certificates, in the forms approved by the Trustees of Mentor Funds, with a certificate of the Secretary of Mentor Funds as to such approval;
         F.       Specimens  of the  signatures  of the officers of Mentor Funds
                  authorized  to  sign  share   certificates   and   individuals
                  authorized to sign written instructions and requests;
         G.       An opinion of counsel for Mentor Funds with respect to:
                  (1) Mentor Funds' organization and existence under the laws of its state of organization,
                  (2) The status of all shares of beneficial interest of Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute and
                  (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

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2.       Certain  Representations  and Warranties of IFTC.  IFTC  represents and warrants to Fund that:
         A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.
         B. It is duly qualified to carry on its business in the State of Missouri.
         C. It is empowered under applicable laws and by its charter and bylaws to enter into and perform the services contemplated in this Agreement.
         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.
         E.       All  requisite  corporate   proceedings  have  been  taken  to
                  authorize it to enter into and perform this Agreement.
         F.       It has and will  continue to have and maintain  the  necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
3. Certain Representations and Warranties of Fund. Mentor Fund represents and warrants to IFTC that:
         A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.
         B.       It is an open-end  management  investment  company  registered under the Investment Company Act of 1940, as amended.
         C.       A registration  statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

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         D.       All  requisite  steps  have been or will be taken to  register
                  Fund's shares for sale in all applicable states.
         E. Mentor Funds is empowered under applicable laws and by its Agreement and Declaration of Trust and bylaws to enter into and perform this Agreement.
4.       Scope of Appointment.
         A. Subject to the conditions set forth in this Agreement, Mentor Funds hereby appoints IFTC as Transfer Agent and Dividend Disbursing Agent in respect of each Fund.
         B. IFTC hereby accepts such appointment and agrees that it will act as each Fund's Transfer Agent and Dividend Disbursing Agent. IFTC agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.
         C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.
         D. Mentor Funds agrees to use its best efforts to deliver to IFTC in Kansas City, Missouri, as soon as they are available, originals or copies of all of its shareholder account records in respect of each Fund.
         E. IFTC agrees that it will perform the usual and ordinary services as transfer, dividend disbursing and shareholders' servicing agent for Fund, and as agent of Fund for shareholder accounts thereof, in a timely manner, including issuing

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                  (including  countersigning),  transferring and canceling share certificates; maintaining all shareholder accounts; providing transaction journals; preparing shareholder meeting lists, mailing proxies and proxy materials, receiving and tabulating proxies, certifying the shareholder votes in the Fund; mailing shareholder reports and prospectuses; withholding, as required by Federal law, taxes on shareholder accounts, disbursing
                  income   dividends   and  capital   gains   distributions   to
                  shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, W2-P, 1042S and backup withholding as
                  required   for  all   shareholders;   preparing   and  mailing
                  confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Fund and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of the Fund; providing or making available on-line daily and monthly reports as provided by the mutual fund processing system utilized by IFTC (the "DST System") and as requested by the Fund or its management company; maintaining those records necessary to carry out IFTC's duties hereunder, including all information reasonably required by the Fund to account for all transactions in Fund shares, calculating the appropriate sales charge with respect to each purchase of Fund
                  shares  as  set  forth  in  the   prospectus   for  the  Fund,
                  determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to IFTC by the Fund's principal underwriter or distributor (hereinafter

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                  "principal  underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder
                  correspondence;   processing,   as   provided  in  the  Fund's
                  prospectus, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Fund or its designated agents), and causing exchanges of shares to be executed in accordance with the Fund's instructions and prospectus and the general exchange privilege application, as they may be amended for time to time; mailing to dealers confirmations of wire order trades; and mailing
                  copies  of   shareholder   statements  to   shareholders   and
                  registered representatives of dealers in accordance with the Fund's instructions.
         F. IFTC will use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Fund's prospectus as amended from time to time, provided, however, that IFTC is advised in advance by the Fund of any changes therein and the mutual fund processing system utilized by IFTC (the "DST System") as

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                  then  constituted   supports  such  additional  functions  and
                  features. If any addition to, improvement of or change in the features and functions currently provided by the DST System requested by the Fund requires an enhancement or modification to the DST System, IFTC shall not be liable therefor until such modification or enhancement is installed on the DST System. If any new, additional function or feature or change or improvement to existing functions or features or new service measurably increases IFTC's cost of performing the services required hereunder at the current level of service, IFTC shall advise the Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, IFTC shall be entitled to increase its fees by the amount of the increase in costs.
5.       Limit of Authority.
         Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of IFTC as Transfer Agent will be construed to cover the full amount of authorized shares of the class or classes for which IFTC is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.
6.       Compensation and Expenses.
         A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time, as compensation for all services rendered as Agent, the fees set forth in a separate schedule to be

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            B.     agreed to by Fund and IFTC in  writing  from time to time and also all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements (Compensation and Expenses) incurred in connection with the agency. The initial fee schedule is attached hereto and incorporated herein by reference. If the Fund has not paid such Compensation and Expenses to IFTC within a reasonable time, IFTC may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement. The Fund also agrees promptly to reimburse IFTC for all reasonable out of-
                   pocket  expenses  or   disbursements   incurred  by  IFTC  in
                   connection with the performance of services under this Agreement including, but not limited to, expenses for postage (in advance if requested), express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or
                   otherwise),   specially  requested  reports  and  statements,
                   telephone calls, telegraphs, stationery supplies, reasonable outside counsel fees, outside mailing fu-ms, (including Support Resources, Inc.), magnetic tapes, reels or cartridges (if sent to Fund or to a third party at Fund's request) and magnetic tape handling charges, record storage and media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Fund's request at the Fund's or third party's premises, telecommunications equipment and related telephone lines, proxy soliciting, processing and/or tabulating costs, and NSCC


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                  transaction  fees to the extent any of the  foregoing are paid by IFTC. The Fund agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by IFTC at the request or with the consent of the Fund will be promptly reimbursed by the Fund.
7. Operation of IFTC System.
         A. In connection with the performance of its services under this Agreement, IFTC is responsible for such items as:
                  (1) The accuracy of entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Fund or its principal
                           underwriter;
                  (2)      The  availability  and the  accuracy  of  shareholder
                           lists,     shareholder     account     verifications,
                           confirmations   and   other    shareholder    account
                           information to be produced from its records or data;
                  (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund;
                  (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund;
                  (5) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares;

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                  (6)      The   requiring  of  proper  forms  of   instruction,
                           signatures and signature guarantees and any necessary
                           documents   supporting  the  legality  of  transfers,
                           redemptions    and    other    shareholder    account
                           transactions, all in conformance with IFTC's present procedures with such changes as may be required or approved by Fund; and
                  (7) The maintenance of a current duplicate set of Fund's essential records at a secure distant location, in a form available and usable forthwith in the event of
                           any  break-down  or  disaster   disrupting  its  main
                           operation.
8.       Indemnification.

         A. IFTC shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. Except to the extent caused by IFTC's bad faith conduct, IFTC shall not be responsible for, and the Fund shall indemnify and hold IFTC harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against IFTC or for which IFTC may be held to be liable, to the extent arising out of or attributable to:


                (1) All actions of IFTC required to be taken by IFTC pursuant to this Agreement, provided that IFTC has acted in good faith and with due diligence and reasonable care;

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                  (2)      The Fund's  refusal  or  failure  to comply  with the
                           terms of this  Agreement,  the Fund's  negligence  or
                           willful   misconduct,    or   the   breach   of   any
                           representation or warranty of the Fund hereunder;
                  (3) The good faith reliance on, or the carrying out of, any written or recorded oral instructions or requests of persons designated by the Fund in writing from time to time as authorized to give instructions on
                           its   behalf  or   representatives   of  the   Fund's
                           investment advisor,  sponsor or principal underwriter
                           or  IFTC's  good  faith   reliance  on,  or  use  of,
                           information, data, records and documents received from, or which have been prepared and/or maintained by the Fund, its investment advisor, its sponsor or its principal underwriter;
                  (4)      Defaults by dealers or  shareowners  with  respect to
                           payment for share orders previously entered;
                  (5)      The offer or sale of the Fund's  shares in  violation
                           of any requirement under federal securities laws or regulations or the Securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results
                           from   IFTC's   failure   to  comply   with   written
                           instructions of the Fund or of any officer of the Fund that no offers or sales be made in or to residents of such state);

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                  (6)      The Fund's  errors and mistakes in the use of the DST
                           System,   the  data  center,   computer  and  related
                           equipment used to access the DST System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data; and
                  (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of IFTC arising out of or
                           resulting   from  such   errors,   inaccuracies   and
                           omissions in, the Fund's records, shareholder and other records, delivered to IFTC hereunder by the Fund or its prior agent(s).
         B. IFTC shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of IFTC's failure to comply with the terms of this Agreement or arising out of or attributable to IFTC's negligence or willful misconduct or breach of any representation or warranty of IFTC hereunder. In the event IFTC shall be liable under this subsection, then the Fund shall (unless the liability arises out of IFTC's willful misconduct) take reasonable steps with IFTC to mitigate the amount of such liability.
         C. EXCEPT FOR VIOLATIONS OF SECTION 23., IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES FOR ANY ACT OR FAILURE TO

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                  ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF
                  ADVISED OF THE POSSIBILITY THEREOF.
9. Certain Covenants of IFTC and Fund.
         A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in 0 states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.
         B. IFTC hereby agrees to perform such transfer agency functions as are set forth in Section 4.E. above and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.
         C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are

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                  the property of Fund and will be preserved and will be
                  surrendered promptly to Fund on request.
         D. IFTC agrees to furnish Fund semiannual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Fund. The annual financial statements will be certified by IFTC's certified public accountants.
         E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve.
         F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours.
10.      Recapitalization or Readjustment.
         In case of any recapitalization, readjustment or other change in the capital structure of Fund requiring a change in the form of share certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:
         A.       Written  instructions  from an officer of Fund;
         B. Certified copy of the amendment to Mentor Funds' Agreement and Declaration of Trust or other document effecting the change;

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         C.       Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the shares in the new form, and an opinion of counsel that the
                  order  or  consent  of  no  other   government  or  regulatory
                  authority is required;
         D. Specimens of the new certificates in the form approved by the Trustees of Mentor Funds, with a certificate of the Secretary of Mentor Funds as to such approval;
         E. Opinion of counsel for Mentor Funds stating:
                  (1) The status of the shares of beneficial interest of Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and
                  (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.
11.      Share Certificates.
         Fund will furnish IFTC with a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign share certificates, and if required, will bear the corporate seal or facsimile thereof.
12.      Death, Resignation or Removal of Signing Officer.

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         Fund will file promptly  with IFTC written  notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, IFTC may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.
13.      Future Amendments of Charter and Bylaws.
         Fund will promptly file with IFTC copies of all material amendments to its Agreement and Declaration of Trust or bylaws made after the date of this Agreement.
14.      Instructions, Opinion of Counsel and Signatures.
         At any time IFTC may apply to any person authorized by the Fund to give instructions to IFTC, and may with the approval of a Fund officer consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it reasonably and in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or

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         persons and will not be held to have notice of any change of  authority of any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Mentor Funds, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.
15.      Omnibus Accounts.
         The Fund recognizes that the Fund shall be marketed primarily through broker-dealers whose clients' positions and holdings in the Fund will be contained within an omnibus account in the broker-dealer's name. Accordingly, the books and records of the Fund as maintained by IFTC may not reflect the name, address and other identifying information concerning the ultimate investors but merely the name, address and other identifying information concerning the nominee broker-dealer. Further, IFTC shall not have any role or responsibility in choosing, accepting or rejecting prospective broker-dealer nominees. Accordingly, IFTC shall have no responsibility or liability for the actions or omissions of any such broker-dealer.
16.      [Intentionally Omitted].
17.      Records.
         IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-l under the Investment Company Act of 1940, if any.
18.      Disposition of Books, Records and Canceled Certificates.

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         IFTC will send  periodically  to Fund,  or to where  designated  by the
         Secretary or an Assistant Secretary of Mentor Funds, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will be maintained by the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the
         Securities  Exchange  Act of 1934.  Such  materials  relating  to share
         certificates   which  have  been   stopped  and   replaced   and  share
         certificates escheated will not be destroyed by Fund without the written consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.
19.      Provisions Relating to IFTC as Transfer Aunt.
         A. IFTC will make original issues of share certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs LD. and G. of this Agreement, any documents required by paragraphs 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.
         B. Before making any original issue of certificates Fund will furnish IFTC with sufficient funds to pay all required taxes on the original issue of the share, if any. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of the shares.

         C.       Shares will be  transferred  and new  certificates  issued in
                  transfer,   or  shares  accepted  for  redemption  and  funds
                  remitted therefor, upon surrender of the old certificates in form reasonably deemed by IFTC properly endorsed for transfer or redemption accompanied by such documents as IFTC may reasonably deem necessary to evidence that authority of the
                  person  making  the  transfer  or  redemption,   and  bearing
                  satisfactory evidence of the payment of any applicable share transfer taxes. IFTC reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange, Pacific Coast Stock Exchange, or any other exchange acceptable to IFTC or by a bank or trust company approved by it. IFTC also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its reasonable judgment,
                  are  improper  or   unauthorized.   IFTC  may,  in  effecting
                  transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation.
         D. When mail is used for delivery of share certificates IFTC will forward share certificates in "nonnegotiable" form by first class or registered mail and share certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.
         E. IFTC will issue and mail subscription warrants, certificates representing share dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Mentor Funds and such other documents as IFTC deems necessary.
         F. IFTC will issue, transfer, and split up certificates and will issue certificates representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to IFTC for that purpose upon receiving written instructions from an officer of Mentor Funds and such other documents as IFTC may deem necessary.
         G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to IFTC and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Trustees of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.
         H. IFTC will supply a shareholder's list to Fund for any shareholder meeting upon receiving a request from an officer of Mentor Funds. It will also supply lists at such other times as may be requested by an officer of Mentor Funds.

         I. Upon receipt of written instructions of an officer of Mentor Funds, IFTC will address and mail notices to shareholders.
         J. In case of any request or demand for the inspection of the share books of Fund or any other books in the possession of IFTC, IFTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.
20.      Provisions Relating to Dividend Disbursing Agency.
         A. IFTC will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by IFTC.
         B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.
         C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                  IFTC will maintain one or more deposit accounts as Agent for Fund, into which the monies received by IFTC as agent of the Fund and monies for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn. If IFTC shall, in its sole discretion, advance funds to the account of the Fund which results in an overdraft on any account of Fund maintained at IFTC, the amount of the overdraft shall be payable on demand along with the overdraft fee provided for in the then-current fee schedule. IFTC shall be entitled to offset the amount owed for any such overdraft against any other monies of Fund held by IFTC.
         E. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, upon receipt of appropriate indemnities or undertakings from the payees, to issue and deliver duplicate checks in replacement thereof.
21.      Assumption of Duties By the Fund.
         The Fund may assume certain duties and responsibilities of IFTC or those usual and ordinary services of Transfer Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.E. of this Agreement including but not limited to accepting shareholder instructions and transmitting orders based on such instructions to IFTC, preparing and mailing confirmations, obtaining certified TIN numbers, and disbursing monies of the Fund. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, IFTC shall be relieved from all responsibility and liability therefor.
22.      Termination of Agreement.
         A. This Agreement may be terminated by either party upon receipt of ninety (90) days written notice from the other party.
         B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:


                  (1) Any interruption or cessation of operations by IFTC or its assigns which materially interferes with the business operation of Fund;
                  (2) The insolvency or bankruptcy of IFTC or the appointment of a receiver for IFTC;
                  (3) Any merger, consolidation or sale of substantially all the assets of IFTC;
                  (4) The acquisition of a controlling interest in IFTC by any broker, dealer, investment adviser or investment company except as may presently exist; or
                  (5) Failure by IFTC or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for ten (10) business days after receipt of written notice from Fund; provided, however, that notwithstanding the foregoing, if such failure cannot reasonably be cured within ten (10) business days, then IFTC shall have such time as is reasonably necessary to cure such failure, but not to exceed thirty (30) days.
         C. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder.
         D. In the event of termination, (1) IFTC will transfer the books and records of the Fund to the designated successor transfer for reasonable compensation therefor, and (2) IFTC will provide other reasonably necessary information relating to its services provided hereunder other than IFTC Protected Information (as defined in Section 23.C.) for reasonable compensation therefor.
23.      Confidentiality.
         A.       IFTC agrees that,  except as provided in the last  sentence of
                  Section 19.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.
         B. Fund agrees that, except as otherwise required by law, Fund will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC or

                  Fund operations) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC.




        C. The Fund acknowledges that IFTC and DST Systems, Inc. (DST) have proprietary rights in and to the computerized data processing recordkeeping system used by IFTC to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output (the MFS System), including, without limitation any changes or modifications of the MFS System and any other IFTC or DST programs, data bases, supporting documentation, or procedures (collectively "IFTC Protected Information") which the Fund's access to the MFS System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the IFTC Protected Information constitutes confidential material and trade secrets of IFTC. The Fund agrees to maintain the confidentiality of the IFTC Protected Information. The Fund acknowledges that any unauthorized use, misuse, disclosure or taking of IFTC Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will advise all of its employees and agents who have access to any IFTC Protected Information or to any computer equipment capable of accessing IFTC or DST hardware or software of the foregoing. DST is intended to be, and shall be, a third party beneficiary of the Fund's obligations and undertakings contained in this Section.
         D. If either party believes at any time that it is or may be required by law to disclose confidential information of the other party, it shall notify such other party thereof as promptly as possible and permit the other party to contest the disclosure by appropriate legal proceedings or other action.
24.      Changes and Modifications.
         A. During the term of this Agreement IFTC will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST or IFTC may make to its shareholder/transfer agent processing system in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST or IFTC clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay IFTC promptly for modifications and improvements utilized by the Fund which are charged for separately at the rate provided for in DST's or IFTC's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist, provided that IFTC shall give the Fund ninety (90) days advance written notice thereof. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. IFTC shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund unless the Fund is given sixty (60) days prior notice to allow the Fund to change its procedures; and provided further, that if any fee increase shall result therefrom, IFTC shall give the Fund ninety (90) days advance written notice thereof. All enhancements, improvements, changes, modifications or new features added to the DST System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST Systems, Inc. Notwithstanding the foregoing, at the request of the Fund, all enhancements, improvements, modifications or new features added to the DST System developed at the expense of the Fund, may be subject to a period of exclusivity as mutually agreed to by the Fund and IFTC, which period may not exceed three (3) months.


25.      Subcontractors.
         The Fund acknowledges that IFTC intends to subcontract certain obligations hereunder and consents to such subcontract on condition that IFTC shall remain fully responsible and liable for the complete and proper performance of IFTC's obligations hereunder, that all acts and omissions of any such subcontractor hereunder shall for all purposes hereof be considered and deemed to be acts or omissions of IFTC and that the Fund shall be fully responsible and liable hereunder to IFTC as if no subcontract had occurred and such obligations had been performed by IFTC itself.
26.      Force Majeure.
         IFTC shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement to the extent arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to IFTC's reasonable control.
27. Declaration of Trust. The parties agree that this Agreement shall constitute a separate and discrete agreement between IFTC and each Fund, as if set out in a separate writing executed by IFTC and Mentor Funds on behalf solely of that Fund alone, and no other series of shares of Mentor Funds shall have any obligation or incur any liability under or in respect of such agreement. Any reference in this Agreement to a "Fund" shall be construed so as to give effect to the foregoing.

         A copy of the Agreement and Declaration of Trust of Mentor Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of Mentor Funds as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or beneficiaries individually, but binding only upon the assets and property of the Fund in question.
28.      Miscellaneous.
         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri.
         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
         C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.
         D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed each party hereto.

         E. The captions in the Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.
         H. This Agreement may not be assigned by any party hereto without prior written consent of the other parties.
         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Fund and IFTC.
         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.
         L. This Agreement constitutes the entire agreement between the par-ties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective the ____ day of _________, 1998.
                                              INVESTORS FIDUCIARY TRUST COMPANY


                                              By:_______________________________

                                              Title:____________________________


                                              MENTOR FUNDS


                                              By:_______________________________

                                              Title:____________________________